Exhibit 4.3
to Registration Statement

Second Supplemental Indenture

Dated as of August 20, 2002

to

Indenture dated March 31, 1994 by and between

CenturyTel, Inc. and Regions Bank, as Trustee

_______________

4.75% Convertible Senior Debentures, Series K, due 2032

_______________

1This Table of Contents does not constitute part of this Second Supplemental Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") is made as of the 20th day of August 2002, by and between CENTURYTEL, INC., a Louisiana corporation, having its principal office at 100 CenturyTel Drive, Monroe, Louisiana 71203 (the "Company"), and REGIONS BANK (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), an Alabama state banking corporation, as trustee (herein called the "Trustee").

W I T N E S S E T H :

WHEREAS, the Company has heretofore entered into an Indenture, dated as of March 31, 1994 (the "Original Indenture"), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as amended and supplemented to the date hereof, including by this Second Supplemental Indenture, is herein called the "Indenture";

WHEREAS, under Section 2.01 of the Original Indenture, a new series of unsecured securities, debentures, notes or other evidence of indebtedness may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described in a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Original Indenture a new series of unsecured securities, debentures, notes or other evidence of indebtedness;

WHEREAS, additional unsecured securities, debentures, notes or other evidence of indebtedness of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

4.75% CONVERTIBLE SENIOR DEBENTURES, SERIES K, DUE 2032

Section 1.01     Establishment.  There is hereby established a new series of unsecured securities, debentures, notes or other evidence of indebtedness to be issued under the Original Indenture, to be designated as the Company's 4.75% Convertible Senior Debentures, Series K, due 2032 (the "Debentures").

There are to be authenticated and delivered $150,000,000 aggregate principal amount of Debentures (plus such additional principal amount of Debentures, not exceeding $15,000,000, if the over-allotment option referred to in the Purchase Agreement (as defined in Section 1.02) is exercised in whole or in part), and no additional Debentures shall be authenticated and delivered except as provided by Sections 2.05, 2.06, 2.07, 3.03 and 9.04 of the Original Indenture.  The Debentures may be issued from time to time pursuant to a written order of the Company delivered to the Trustee for the authentication and delivery of Debentures pursuant to Section 2.04 of the Original Indenture.  The Debentures shall be issued in fully registered form without coupons.

The Debentures shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee's Certificate of Authentication for the Debentures shall be in substantially the form set forth in Exhibit B hereto.

Each Debenture shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 1.02     Definitions.  The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

(a)        The following terms have the meanings given to them in this Section 1.02(a):

"Applicable Conversion Price" means, as of any date of determination, the aggregate principal amount per $1,000 principal amount of Debentures as of such date of determination divided by the Conversion Rate in effect as of such date of determination.

"Applicable Five Day Trading Period" shall have the meaning set forth in Section 1.03(c).

"Average Sale Price" shall have the meaning set forth in Section 2.08.

"Bid Agent" means a bid solicitation agent appointed by the Company to act in such capacity for the purposes of Section 1.03(c), provided that such agent shall not be an Affiliate of the Company.  The Bid Agent appointed by the Company shall initially be the Trustee.

"Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) corporate stock or similar interests issued by that corporation.

"Cash Dividends" shall have the meaning set forth in Section 1.03(c).

"Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary with respect to the Global Debentures and in whose name, or in the name of a nominee of that organization, shall be registered a global security evidencing the respective rights and obligations of holders in respect of the Global Debentures and which shall undertake to effect book entry transfers of the Global Debentures.

"Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency maintains a direct or indirect custodial relationship or effects book entry transfers of securities deposited with the Clearing Agency.

"Change in Control" shall have the meaning set forth in Section 3.08(a).

"Change in Control Notice" shall have the meaning set forth in Section 3.08(b).

"Change in Control Purchase Date" shall have the meaning set forth in Section 3.08(a).

"Change in Control Purchase Notice" shall have the meaning set forth in Section 3.08(c).

"Change in Control Purchase Price" shall have the meaning set forth in Section 3.08(a).

"Common Stock" means the common stock, par value $1.00 per share, of the Company existing on the date of this Indenture or any other Capital Stock of the Company into which such common stock shall be reclassified or changed.

"Company Notice" shall have the meaning set forth in Section 3.07(e).

"Company Notice Date" shall have the meaning set forth in Section 3.07(e).

"Contingent Interest Period" shall have the meaning set forth in Section 1.03(c).

"Contingent Interest Record Date" shall have the meaning set forth in Section 1.03(c).

"Conversion Agent" means the office or agency designated by the Company where Debentures may be presented for conversion, which, initially, shall be the Trustee at its Corporate Trust Office.

"Conversion Date" shall have the meaning set forth in Section 2.02.

"Conversion Rate" shall have the meaning set forth in Section 2.01.

"Coupon Rate" shall have the meaning set forth in Section 1.03(b).

"Debentures" shall have the meaning specified in Section 1.01.

"Debenture Price" shall have the meaning specified in Section 1.03(c).

"Expiration Time" shall have the meaning set forth in Section 2.09.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Global Debentures" shall have the meaning set forth in Section 1.05.

"Holder" means a person in whose name a Debenture is registered on the security registrar's books kept for that purpose in accordance with the terms of the Indenture.

"Interest Payment Date" shall have the meaning set forth in Section 1.03(b).

"Market Price" shall have the meaning set forth in Section 3.07(d).

"NYSE" means The New York Stock Exchange.

"Original Issue Date" means August 26, 2002.

"Paying Agent" shall have the meaning set forth in Section 1.06.

"Purchase Agreement" means the Purchase Agreement dated August 20, 2002, between the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Securities, Inc., as the initial purchasers.

"Purchase Date" shall have the meaning set forth in Section 3.07(a).

"Purchase Notice" shall have the meaning set forth in Section 3.07(a).

"Purchase Price" shall have the meaning set forth in Section 3.07(a).

"Purchased Shares" shall have the meaning set forth in Section 2.09.

"Redemption Date" or "redemption date" shall mean the date specified in a notice of redemption on which the Debentures may be redeemed in accordance with the terms of the Debentures and this Indenture.

"Redemption Price" or "redemption price" shall have the meaning set forth in the Debentures.

"Reference Date" shall have the meaning set forth in Section 2.10.

"Registration Default Damages" shall have the meaning set forth in Section 1.03(b).

"Registration Rights Agreement" means the Registration Rights Agreement dated as of August 26, 2002, between the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Securities, Inc., as the initial purchasers under the Purchase Agreement.

"Regular Record Date" means, with respect to any Interest Payment Date for the Debentures, the close of business on the fifteenth day of the month immediately preceding the month in which such Interest Payment Date falls.

"Restricted Debentures Legend" shall have the meaning set forth in Section 1.07.

"Sale Price" of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid prices and the average ask prices) of the Common Stock on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported on the Nasdaq Stock Market.  If the Common Stock is not listed for trading on a United States national or regional securities exchange and not reported on the Nasdaq Stock Market on the relevant date, the Sale Price shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.  If the bid price is not available, the Sale Price shall be the market value for the Common Stock on the relevant date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

"Securities Act" means the Securities Act of 1933, as amended.

"Stated Maturity Date" shall have the meaning set forth in Section 1.03(a).

"Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options, or a distribution, in each case, to which Section 2.07 or 2.08 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options, or such distribution, on the NYSE or such other U.S. national or regional exchange or market on which the shares of Common Stock are then listed or quoted.

"Trading Day" or "trading day" means a day on which the Common Stock (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

Section 1.03     Stated Maturity Date; Payment of Principal and Interest; Contingent Interest.  (a)  The date upon which the principal of the Debentures shall become due and payable at final maturity, together with any accrued and unpaid interest, is August 1, 2032 (the "Stated Maturity Date").

(b)        Each Debenture will bear interest at the rate of 4.75% per annum (the "Coupon Rate") from the Original Issue Date until the principal thereof is paid or duly made available for payment and shall bear interest, to the extent permitted by law, compounded semi-annually, on any overdue principal and premium, if any, and on any overdue installment of interest at the Coupon Rate, payable semi-annually in arrears on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing on February 1, 2003, to the Person in whose name such Debenture, or any predecessor Debenture, is registered at the close of business on the Regular Record Date for such interest installment.  If the Company does not comply with certain of its obligations under the Registration Rights Agreement, the Debentures shall, in accordance with Section 2(c) of the Registration Rights Agreement, accrue liquidated damages ("Registration Default Damages") in addition to interest provided for in the prior sentence of this Section 1.03(b).  For purposes of the Indenture as it relates to the Debentures and the form of Debentures contained herein, the term "interest" shall be deemed to include interest provided for in the first sentence of this Section 1.03(b), contingent interest, if any, as provided in Section 1.03 and Registration Default Damages, if any.

(c)        (i)        Subject to the accrual and record date provisions specified in this Section 1.03(c), the Company shall pay contingent interest in cash to the Holders during any six-month period (a "Contingent Interest Period") from August 1 to January 31 and from February 1 to July 31, commencing with the six-month period beginning August 1, 2006, if the average Debenture Price for the Applicable Five Trading Day Period with respect to such Contingent Interest Period equals 120% or more of $1,000 principal amount of Debentures.

(ii)        The amount of contingent interest payable per $1,000 principal amount of Debentures in respect of any Contingent Interest Period shall equal the greater of (x) Cash Dividends paid by the Company per share of Common Stock during that Contingent Interest Period multiplied by the number of shares of Common Stock into which $1,000 principal amount of Debentures is convertible pursuant to Article 2 at the then applicable Conversion Rate as of the record date for such contingent interest and (y) .125% of the average Debenture Price for the Applicable Five Day Trading Period with respect to such Contingent Interest Period payable in the manner and the dates set forth in clause (iv) below.

(iii)       Contingent interest, if any, will accrue and be payable to Holders as of the record date for the related Cash Dividend or, if no Cash Dividend is paid by the Company during any quarter within a Contingent Interest Period, to Holders as of the 15th day preceding the last day of the relevant Contingent Interest Period (each, a "Contingent Interest Record Date").

(iv)       Pursuant to the foregoing provisions, in any Contingent Interest Period in which contingent interest is payable, the Company shall:  (A) upon the first payment date for a Cash Dividend falling within such Contingent Interest Period, pay the Cash Dividend paid by the Company per share of Common Stock upon such date multiplied by the number of shares of Common Stock into which $1,000 principal amount of Debentures is convertible pursuant to Article 2 at the then applicable Conversion Rate as of such date; (B) upon any subsequent payment date for a Cash Dividend falling within such Contingent Interest Period, or if no other subsequent payment date for a Cash Dividend falls within such Contingent Interest Period, on the last day of such period, pay the greater of (x) the subsequent Cash Dividend paid by the Company per share of Common Stock upon such date multiplied by the number of shares of Common Stock into which $1,000 principal amount of Debentures is convertible pursuant to Article 2 at the then applicable Conversion Rate as of such date and (y) .125% of the average Debenture Price for the Applicable Five Day Trading Period with respect to such Contingent Interest Period minus the amounts previously paid in respect of such Debentures pursuant to clause (A) during such Contingent Interest Period and (C) if no payment date for a Cash Dividend falls within such Contingent Interest Period, on the last date of such period, pay .125% of the average Debenture Price for the Applicable Five Day Trading Period with respect to such Contingent Interest Period (each payment date described in clause (A), (B) or (C) an "Interest Payment Date" with respect to contingent interest).

(v)        Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News information with respect to the payment of contingent interest or publish such information on its web site or such other public medium as the Company may use at that time.

"Applicable Five Day Trading Period" means, with respect to any Contingent Interest Period, the five trading days ending on the second trading day immediately preceding the first day of such Contingent Interest Period; provided, however, if the Company shall have declared a Cash Dividend on its Common Stock that is payable during such Contingent Interest Period for which the record date for determining stockholders entitled thereto precedes the first day of such Contingent Interest Period, then "Applicable Five Day Trading Period" means, with respect to such Contingent Interest Period, the five trading days ending on the second trading day immediately preceding such record date.

"Cash Dividends" means all cash dividends on the Common Stock (whether regular, periodic, extraordinary, special, nonrecurring or otherwise) as declared by the Company's Board of Directors.

"Debenture Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Bid Agent for $10,000,000 of Debentures at approximately 4:00 p.m. (New York City time) on such determination date from three unaffiliated recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Debentures as of such determination date, then the Debenture Price for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price for the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 2.06, 2.07, 2.08, 2.09 or 2.10 (subject to the conditions set forth in Article 2).

(d)        The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Except as provided in the following sentence, the amount of interest or contingent interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 180-day period.  If any Interest Payment Date, the Stated Maturity Date, any Redemption Date, any Purchase Date or any Change in Control Purchase Date falls  on a day that is not a Business Day, then the required payment of principal, premium, if any, or interest payable on such date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date, Stated Maturity Date, Redemption Date, Purchase Date or Change in Control Purchase Date.

Payment of principal of, premium, if any, and interest or contingent interest on the Debentures shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Principal of, premium, if any, and interest or contingent interest on the Debentures will be payable at the office or agency of the Company maintained for such purpose as described in Section 1.06 below; provided, however, that payment of interest or contingent interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the security register for the Debentures.

Payments of principal of, premium, if any, and interest or contingent interest on Global Debentures shall be made by wire transfer of immediately available funds to the Holder of such Global Debentures; provided that, in the case of payments of principal and premium, if any, such Global Debentures are first surrendered to the Paying Agent.

Section 1.04     Form; Denominations.  Except as provided in Section 1.05, the Debentures shall be issued in fully registered definitive form without interest coupons, bearing identical terms.  The Debentures shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Section 1.05     Global Debentures.  Except as set forth in this Section 1.05, the Debentures will be issued in the form of one or more global securities (the "Global Debentures") registered in the name of the Clearing Agency or its nominee.  Except as set forth in Section 1.07, the Global Debentures (and any shares of Common Stock issuable upon conversion thereof) shall bear the Restricted Debentures Legend.  Unless and until they are exchanged for Debentures in definitive registered form as described below, such Global Debentures may be transferred, in whole but not in part, only to the Clearing Agency or a nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Company or to a nominee of such successor Clearing Agency.

If at any time (i) the Clearing Agency notifies the Company that it is unwilling or unable to continue as a Clearing Agency for the Global Debentures and no successor Clearing Agency shall have been appointed within 90 days after such notification, (ii) the Clearing Agency at any time ceases to be a clearing agency registered under the Exchange Act at any time the Clearing Agency is required to be so registered to act as such Clearing Agency and no successor Clearing Agency shall have been appointed within 90 days after the Company becoming aware of the Clearing Agency ceasing to be so registered, (iii) the Company, in its sole discretion, determines that the Global Debentures shall be so exchangeable, or (iv) there is an Event of Default with respect to the Debentures, the Company will execute, and, subject to Article II of the Original Indenture, the Trustee, upon receipt of a written order therefor, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture or Debentures in exchange for such Global Debenture or Debentures.  Upon exchange of the Global Debenture or Debentures for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture or Debentures shall be cancelled by the Trustee.  Such Debentures in definitive registered form issued in exchange for the Global Debenture or Debentures shall be registered in such names and in such authorized denominations, and shall contain such restrictive or other legends pursuant to instructions from its direct or indirect participants or otherwise, as the Clearing Agency shall instruct the Trustee.  The Trustee shall deliver such Debentures to the Clearing Agency for delivery to the Persons in whose names such Debentures are so registered.

Section 1.06     Paying Agent; Transfer Agent; Place of Payment.  (a)  The paying agent for the Debentures shall initially be the Trustee (in such capacity, the "Paying Agent"), and the place of payment for the Debentures shall initially be the Corporate Trust Office, which as of the date hereof for such purpose is located at 1500 North 18th Street, Monroe, Louisiana 71201.  Principal of, premium, if any, and interest or contingent interest with respect to certificated Debentures will be payable at the office or agency of the Company maintained for such purpose in the City of Monroe, State of Louisiana or the Borough of Manhattan, the City and State of New York.  The Trustee shall also serve as security registrar for the purpose of registering Debentures and transfers or exchanges of Debentures in accordance with the terms of the Indenture.

(b)        The Company may from time to time designate one or more additional offices or agencies where Debentures may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange in accordance with Section 4.02 of the Original Indenture; provided that the Company shall at all times maintain a Paying Agent and an office or agency where Debentures may be surrendered for registration of transfer or exchange or conversion, in each case in the Borough of Manhattan, the City and State of New York.

Section 1.07     Restricted Debentures Legend.  Except in connection with an effective shelf registration statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Debentures are issued upon the registration of transfer, exchange or replacement of Debentures bearing a legend or legends restricting the transfer of the Debentures, substantially in the form set forth in Exhibit A hereto (such legend or legends, collectively, a "Restricted Debentures Legend"), or if a request is made to remove such a Restrictive Debentures Legend on Debentures, the Debentures so issued shall bear the Restricted Debentures Legend, or a Restricted Debentures Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel, as may be reasonably required by the Company, that neither the Restricted Debentures Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A under the Securities Act and that such Debentures are not "restricted" within the meaning of Rule 144A under the Securities Act.  Upon provision to the Company of such satisfactory evidence, the Trustee or Authenticating Agent, at the written direction of the Company, shall authenticate and deliver Debentures that do not bear the legend.  Shares of Common Stock issuable upon conversion of the Debentures pursuant to the terms hereof shall be subject to the transfer restrictions set forth in the Restricted Debentures Legend.  Transfers of beneficial interests between any Global Debenture containing the Restricted Debenture Legend and any Global Debenture that does not contain the Restricted Debenture Legend will be effected pursuant to the terms of the Indenture and the customary procedures of the Clearing Agency and shall be reflected by endorsements of the Trustee, as custodian for the Clearing Agency, on the schedule attached to the applicable Debentures.

Section 1.08     No Sinking Fund.  The Debentures are not entitled to the benefit of any sinking fund.

ARTICLE 2

CONVERSION

Section 2.01     Conversion Privilege.  A Holder of a Debenture may convert such Debenture into shares of Common Stock as set forth in and pursuant to this Supplemental Indenture and such Debenture at any time on or before noon, New York time, on the Business Day immediately preceding the Stated Maturity Date if at least one of the following conditions is satisfied on the Conversion Date irrespective of whether the Debentures may otherwise be convertible on such date:

(a)       at any time at the option of the Holder if the average Sale Price for the last 20 Trading Days in the preceding calendar quarter equals or exceeds 120% of the Applicable Conversion Price;

(b)       at any time if the credit rating assigned to the Debentures is reduced to Ba2 or lower by Moody's Investors Service, Inc. or BB+ or lower by Standard & Poor's Ratings Services;

(c)       if the Debentures have been called for redemption by the Company, at any time prior to the close of business on the second Business Day immediately prior to the Redemption Date;

(d)       the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property, in which case a Holder may surrender Debentures for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction; or

(e)       the Company elects to (i) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Sale Price on the date of such distribution or (ii) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors exceeding 10% of the Sale Price on the day preceding the declaration date for such distribution.  In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders of Debentures at least 20 days prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders may surrender their Debentures for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company's announcement that such distribution will not take place; provided, however, that a Holder of Debentures may not exercise its right to conversion if such Holder will or may otherwise participate in such distribution without conversion.

The number of shares of Common Stock issuable upon conversion of a Debenture per $1,000 aggregate principal amount thereof (the "Conversion Rate") shall be 24.7188, subject to adjustment as herein set forth.  The Company shall notify the Trustee of the date on which the Debentures first become convertible, in the form of an Officers' Certificate, which Officers' Certificate shall set forth the calculations on which such determination was made.

A Holder may convert a portion of the principal amount of a Debenture if the portion converted is in a $1,000 principal amount or an integral multiple of $1,000.  Provisions of this Indenture that apply to conversion of all of a Debenture also apply to conversion of a portion of a Debenture.

In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 2.06 applies, with respect to rights, warrants or other options to which Section 2.07 applies, or with respect to a distribution to which Section 2.08 applies, occurs during the period or on the date applicable for calculating the "Sale Price" or "Average Sale Price," then "Sale Price" or "Average Sale Price" shall be calculated in a manner determined by the Company's Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification, issuance of rights, warrants or other options or distribution on the Sale Price of the shares of Common Stock.

Section 2.02     Conversion Procedures.  To convert a Debenture a Holder must satisfy the requirements set forth in this Supplemental Indenture and in the Debentures.  The first Business Day on which the Holder satisfies all those requirements and submits such Holder's Debentures for conversion is the conversion date (the "Conversion Date").

As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 2.03.  The person in whose name the certificate for the Debentures is registered shall be treated as a shareholder of record of the Company as of the close of business on the Conversion Date.  Upon conversion of a Debenture in its entirety, such person shall no longer be a Holder of such Debenture.

No payment or adjustment will be made for dividends on, or other distributions with respect to, any shares of Common Stock except as provided in this Article 2.  Upon conversion of a Debenture, except as provided below with respect to interest payable on Debentures or portions thereof converted after a Regular Record Date and those called for redemption, that portion of accrued and unpaid interest on the converted Debentures attributable to the period from the most recent Interest Payment Date through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) for the Debenture being converted pursuant to the provisions hereof. The Company will not adjust the Conversion Rate to account for accrued interest, if any.  If the Holder converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of the Debentures converted.

The Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (unless such Debentures or portions thereof have been called for redemption on a Redemption Date within such period) be accompanied by payment to the Company or its order, in same day funds or other funds acceptable to the Company, of an amount equal to the cash interest payable on such Interest Payment Date on the principal amount of the Debentures or portions thereof being surrendered for conversion.

If the last day on which a Debenture may be converted is not a Business Day, the Debenture may be surrendered on the next succeeding day that is a Business Day.

Upon surrender of a Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Debenture in an authorized denomination equal in principal amount to the unconverted portion of the Debenture surrendered in accordance with the terms of the Indenture.

Section 2.03     Fractional Shares.  The Company will not issue fractional shares of Common Stock upon conversion of a Debenture.  Instead, the Company will pay cash based on the current market value for all fractional shares.  The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price on the last trading day immediately prior to the Conversion Date of a full share by the fractional amount and rounding the product to the nearest whole cent.

Section 2.04     Taxes on Conversion.  If a Holder submits a Debenture for conversion, the Company shall pay all stamp and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock upon the conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name.  The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because such shares are to be issued in a name other than the Holder's name.  Nothing herein shall preclude any tax withholding required by law or regulations.

Section 2.05     Company to Provide Common Stock.  The Company shall, prior to issuance of any Debentures, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Debentures.

All shares of Common Stock delivered upon conversion of the Debentures shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Debentures, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

Section 2.06     Adjustment for Change in Capital Stock.  Subject to Section 2.16, if, after the Original Issue Date, the Company:

(1)        pays a dividend or makes another distribution on its Common Stock to all holders of its Common Stock payable exclusively in shares of its Common Stock;

(2)        subdivides the outstanding shares of its Common Stock into a greater number of shares of Common Stock;

(3)        combines the outstanding shares of its Common Stock into a smaller number of shares of Common Stock; or

(4)        issues by reclassification of its Common Stock any shares of Capital Stock,

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Debenture thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Debenture immediately prior to the record date for such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification, but shall be rescinded if any such transaction is not consummated.

If after an adjustment a Holder of a Debenture upon conversion of such Debenture may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 2 with respect to the shares of Common Stock, on terms comparable to those applicable to shares of Common Stock in this Article 2.

Section 2.07     Adjustment for Rights Issue.  If, after the Original Issue Date, the Company issues rights or warrants to all holders of its Common Stock entitling them to purchase shares of its Common Stock at a price per share less than the Sale Price per share of Common Stock at the Time of Determination, unless the Holders may participate in such transaction on a basis and with notice that the Company's board of directors determines to be fair and appropriate, the Conversion Rate in effect immediately prior thereto shall be adjusted to equal a rate determined by multiplying the Conversion Rate in effect immediately prior to the date of the issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Sale Price.  Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Time of Determination; provided, however, that if such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such Time of Determination had not been fixed.  To the extent that shares of Common Stock are not delivered after the cancellation or expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  In determining whether any rights or warrants entitle the stockholders to purchase shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Company's Board of Directors.

Section 2.08       Adjustment for Other Distributions.  Except as provided in Section 2.12, if, after the Original Issue Date, the Company distributes to all holders of its shares of Common Stock any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of rights, warrants or options referred to in Section 2.07, (y) dividends and other distributions paid exclusively in cash and (z) Cash Dividends or other cash distributions from current or retained earnings unless the annualized amount thereof per share exceeds 10% of the Sale Price of the shares of Common Stock on the day preceding the date of the declaration of such dividend or distribution, and unless the Holders of Debentures may participate in the distribution without conversion), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 2.08, in accordance with the formula:

R' =  R  x        M

                  (M - F)

where:

R' = the adjusted Conversion Rate

R  = the current Conversion Rate

M  = the Average Sale Price

F  = the fair market value (on the record date for the distribution to which this Section 2.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 2.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

"Average Sale Price" means the average of the Sale Prices of the shares of Common Stock for the shorter of:

(i)    30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the distribution for which an adjustment is being made under this Section 2.8;

(ii)    the period (x) commencing on the date next succeeding the first public announcement of the distribution for which an adjustment is being made under this Section 2.8 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to such distribution (excluding days within such period, if any, which are not Trading Days); or

(iii)    the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 2.07, 2.08 or 2.09 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days).

In the event the Company distributes shares of Capital Stock of a Subsidiary, the Conversion Rate will be adjusted, if at all, based on the market value of the Subsidiary stock so distributed relative to the market value of the Common Stock, as discussed below.  The Board of Directors of the Company shall determine fair market values for the purposes of this Section 2.08, except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (a "Spin-off"), the fair market value of the securities to be distributed shall equal the average of the daily closing sales prices of those securities for the five consecutive Trading Days commencing on and including the sixth Trading Day of those securities after the effectiveness of the Spin-off and the Average Sale Price shall mean the average Sale Prices for the Common Stock for the same five Trading Days.  In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Average Sale Price, for purposes of this sentence, shall mean the Sale Price for the Common Stock on the same Trading Day.

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 2.08 applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) ten Trading Days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.  If such distribution is not consummated, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the foregoing adjustments had not been made.

If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the shares of Common Stock referred to in clause (z) above, the aggregate amount of such cash dividend gives rise to an adjustment of the Conversion Rate, then such cash dividend together with all such other cash dividends and distributions shall, for purposes of applying the formula set forth above in this Section 2.08, cause the value of "F" to equal (y) the aggregate amount of such cash dividend and other cash dividends and distributions, minus (z) the aggregate amount of all cash dividends or other cash distributions during the preceding 365 days for which an adjustment in the Conversion Rate was previously made.

In the event that, with respect to any distribution to which this Section 2.08 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 2.08 shall not be made and in lieu thereof the provisions of Section 2.16 shall apply to such distribution.

Section 2.09     Adjustment for Self Tender Offer.  If, after the Original Issue Date, the Company or any Subsidiary of the Company pays holders of the Company's Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for the Common Stock consideration per share of Common Stock having a fair market value, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive that, combined together with (1) the aggregate of the cash plus the fair market value, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the Common Stock, expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 2.09 has been made and (2) the aggregate amount of any all-cash distributions to all or substantially all holders of the Common Stock within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 2.10 has been made, exceeds an amount equal to 10% of the product of the Sale Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding, including any Purchased Shares (as defined below), at the Expiration Time multiplied by the Sale Price of the Common Stock on the trading day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding, less any Purchased Shares, at the Expiration Time and the Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time.  If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer had not been made.

Section 2.10     Adjustment for Cash Distribution.  If the Company shall, by dividend or otherwise, distribute cash to all holders of its Common Stock in an aggregate amount that, combined together with (1) the aggregate of any cash plus the fair market value, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 2.09 has been made, and (2) the aggregate amount of any other such all-cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 2.10 has been made, exceeds an amount equal to 10% of the product of the Sale Price on the Business Day immediately preceding the date on which the Company declares such distribution (the "Reference Date") times the number of shares of Common Stock outstanding on such Reference Date, then, and in each such case, immediately after the close of business on such Reference Date, the Conversion Rate shall be adjusted so that it shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Reference Date by a fraction (i) the numerator of which shall be equal to the Sale Price on the Reference Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% divided by (y) the number of shares of Common Stock outstanding on the Reference Date and (ii) the denominator of which shall be equal to the Sale Price on such Reference Date; provided, however, that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Sale Price of the Common Stock on the Reference Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Debentures shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of cash such holder would have received had such holder converted such Debenture (or portion thereof) immediately prior to such Reference Date.  If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

Section 2.11     When Adjustment May Be Deferred.  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate.  Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Article 2 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

Section 2.12     When No Adjustment Required.  No adjustment to the Conversion Rate need be made as a result of:

(1)    (i)  the issuance of the rights; (ii) the distribution of separate certificates representing the rights; (iii) the exercise or redemption of the rights in accordance with any rights agreement; or (iv) the termination or invalidation of the rights, in each case, pursuant to the Company's existing shareholders rights plan, as amended, modified, or supplemented from time to time, or any newly adopted shareholders rights plans;

(2)    the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan;

(3)    the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(4)    the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Original Issue Date; or

(5)    the occurrence or nonoccurrence of any event, condition or transaction other than those specifically described in this Article 2.

To the extent the Debentures become convertible pursuant to this Article 2 in whole or in part into cash, no adjustment need be made thereafter as to the cash.  Interest will not accrue on the cash.

Section 2.13     Notice of Adjustment.  Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment.  The Company shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence that the adjustment is correct.  Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

Section 2.14     Voluntary Increase.  The Company from time to time may increase the Conversion Rate by any amount at any time for at least 20 days, so long as the increase is irrevocable during such period.  Whenever the Conversion Rate is voluntarily increased, the Company shall mail to the Holders of Debentures and file with the Trustee and the Conversion Agent a notice of the increase.  The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect.  The notice shall state the increased Conversion Rate and the period it will be in effect.  A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 2.06, 2.07 or 2.08.

Section 2.15     Notice of Certain Transactions.  If:

(1)    the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 2.06, 2.07, 2.08, 2.09 or 2.10 (unless no adjustment is to occur pursuant to Section 2.12); or

(2)    the Company takes any action that would require a supplemental indenture pursuant to Section 2.16; or

(3)    there is a liquidation or dissolution of the Company;

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for the dividend, distribution or subdivision or the proposed effective date of a combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution giving rise to the adjustment.  The Company shall file and mail the notice at least 15 days before such date.  Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 2.16     Reorganization of Company; Special Distributions.  If the Company is a party to a transaction subject to Article X of the Original Indenture (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of shares of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding shares of Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Debentures shall enter into a supplemental indenture.  If the issuer of securities deliverable upon conversion of Debentures is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

The supplemental indenture shall provide that the Holder of a Debenture may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Debenture immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders.  The supplemental indenture shall provide for future adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 2.  The successor corporation shall mail to Holders a notice briefly describing the supplemental indenture.

If this Section applies, Section 2.06 shall not apply.

If the Company makes a distribution to all holders of its shares of Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 2.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 2.08, then, from and after the record date for determining the holders of shares of Common Stock entitled to receive the distribution, a Holder of a Debenture that converts such Debenture in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Debenture is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Debenture immediately prior to the record date for determining the holders of shares of Common Stock entitled to receive the distribution.

Section 2.17     Company Determination Final.  Any determination that the Company or the Board of Directors must make pursuant to this Article (including under Section 2.03, 2.06, 2.07, 2.08, 2.09, 2.10, 2.11, 2.12, 2.16 or 2.18) is conclusive, absent manifest error.

Section 2.18     Trustee's Adjustment Disclaimer.  (a)  The Trustee shall, on behalf of the Company, determine at the end of each fiscal quarter whether the Debentures are convertible under Section 2.01(a), and shall notify the Company of its determination.

(b)       Except as otherwise provided in paragraph (a) above, the Trustee has no duty to determine when an adjustment under this Article 2 should be made, how it should be made or what it should be.  The Trustee has no duty to determine whether a supplemental indenture under Section 2.16 is required or whether any provisions of any supplemental indenture are correct.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures.  The Trustee shall not be responsible for the Company's failure to comply with this Article 2.  Each Conversion Agent shall have the same protection under this Section 2.18 as the Trustee.  All calculations required under this Article 2 shall be performed by the Company, with notice thereof to the Trustee.

Section 2.19     Simultaneous Adjustments.  In the event that this Article 2 requires adjustments to the Conversion Rate under more than one of Sections 2.06, 2.07, 2.08, 2.09 and 2.10 and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then only one such adjustment shall be made so that the adjustment will be the amount of adjustment that has the highest absolute value to the Holders.

Section 2.20     Successive Adjustments.  After an adjustment to the Conversion Rate under this Article 2, any subsequent event requiring an adjustment under this Article 2 shall cause an adjustment to the Conversion Rate as so adjusted.

ARTICLE 3

REDEMPTION AND PURCHASES

Section 3.01     Company's Right to Redeem; Notice to Trustee.  The Company, at its option, may redeem the Debentures in accordance with the provisions and at the Redemption Prices set forth in the Debentures.  If the Company elects to redeem Debentures pursuant to the provisions set forth in the Debentures, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Debentures to be redeemed and the Redemption Price.

The Company shall give written notice to the Trustee of any such redemption containing the information provided for in Section 3.03 not less than 30 days nor more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02     Selection of Debentures to Be Redeemed.  If less than all the Debentures are to be redeemed by the Company, unless the procedures of the Clearing Agency provide otherwise, the Trustee shall select the Debentures to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Debentures are then listed).  The Trustee shall make the selection at least 35 days but not more than 60 days before the Redemption Date from outstanding Debentures not previously called for redemption.

Debentures and portions of Debentures that the Trustee selects for redemption shall be in principal amounts of $1,000 or an integral multiple of $1,000.  Provisions of the Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.  The Trustee shall notify the Company promptly of the Debentures or portions of the Debentures to be redeemed.

If any Debenture selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion selected for redemption. Debentures, which have been converted during a selection of Debentures to be redeemed, may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03     Notice of Redemption.  At least 30 days but not more than 60 days before the Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Debentures to be redeemed.

The notice shall identify the Debentures to be redeemed and shall state:

(1)    the Redemption Date;

(2)    the Redemption Price;

(3)    the Conversion Rate;

(4)    the name and address of the Paying Agent and the Conversion Agent;

(5)    that Debentures called for redemption may be converted at any time before the close of business on the date that is two Business Days prior to the Redemption Date;

(6)    that Holders who want to convert their Debentures must satisfy the requirements set forth in this Supplemental Indenture and the Debentures;

(7)    that Debentures called for redemption must be surrendered to the Paying Agent at least two Business Days prior to the Redemption Date to collect the Redemption Price;

(8)    if fewer than all of the outstanding Debentures are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Debentures to be redeemed;

(9)    that, unless the Company defaults in making payment of such Redemption Price, interest, if any, on Debentures called for redemption will cease to accrue on and after the Redemption Date; and

(10)   the CUSIP number(s) for the Debentures.

At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03.

Section 3.04     Effect of Notice of Redemption.  Once notice of redemption is given by or on behalf of the Company pursuant to Section 3.03, Debentures called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in such notice except for Debentures which are converted in accordance with the terms of this Supplemental Indenture and the Debentures.  Upon surrender to the Paying Agent, such Debentures shall be paid at the Redemption Price stated in such notice.

Section 3.05     Deposit of Redemption Price.  Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Debentures to be redeemed on that date other than Debentures or portions of Debentures called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.  The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose (because of conversion of Debentures or otherwise) pursuant to Article XI of the Original Indenture.  If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 3.06     Debentures Redeemed in Part.  Subject to Section 1.05, upon surrender of a Debenture that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Debenture in an authorized denomination equal in principal amount to the unredeemed portion of the Debenture surrendered.

Section 3.07     Purchase of Debentures by the Company at Option of the Holder.

(a)       General.  On the terms and subject to the conditions of this Section 3.07, Debentures shall be purchased by the Company at the option of the Holder on August 1, 2006, August 1, 2010 and August 1, 2017 (each, a "Purchase Date"), at a price equal to 100% of the principal amount of the Debentures to be purchased plus accrued and unpaid interest, if any, to such Purchase Date (the "Purchase Price").  Purchases of Debentures hereunder shall be made, at the option of the Holder thereof, upon:

(1)      delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the last Business Day prior to such Purchase Date stating:

A.     the certificate number of the Debenture which the Holder will deliver to be purchased or the appropriate Clearing Agency procedures to be complied with if Global Debentures are still outstanding,

B.     the portion of the principal amount of the Debenture which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof,

C.     that such Debenture shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Debentures and in this Supplemental Indenture, and

D.     for any purchases on or after August 1, 2010, in which the Company elects, pursuant to Section 3.07(b), to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in shares of Common Stock is not satisfied prior to the close of business on the last Business Day prior to the relevant Purchase Date, as set forth in Section 3.07(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Debentures to which such Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Debentures (or portions thereof) to which such Purchase Notice relates; and

(2)        delivery of such Debenture to the Paying Agent with the Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.07 only if the Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as reasonably determined by the Company.

If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.09, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.07(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Debentures subject to such Purchase Notice in the circumstances set forth in such clause (D).

The Company shall purchase from the Holder thereof, pursuant to this Section 3.07, a portion of a Debenture, only if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Supplemental Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.07 shall be consummated, upon satisfaction of all conditions hereunder, in the manner specified in Sections 3.09 and 3.10.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent a Purchase Notice contemplated by this Section 3.07(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the last Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(b)       Company's Right to Elect Manner of Payment of Purchase Price for Payment.  The Company shall pay cash for any Debentures purchased on August 1, 2006 pursuant to this Section 3.07.  The Debentures to be purchased on any Purchase Date pursuant to Section 3.07(a) on or after August 1, 2010, may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender ("cash") or shares of Common Stock, or in any combination of cash and shares of Common Stock (provided that accrued and unpaid interest shall be paid in cash), subject to the conditions set forth in Sections 3.07(c) and (d).  The Company shall designate, in the Company Notice delivered pursuant to Section 3.07(e), whether the Company will purchase the Debentures for cash or, for purchases on or after August 1, 2010, shares of Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Debentures in respect of which it will pay in cash or shares of Common Stock; provided that the Company will pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented).  Each Holder whose Debentures are purchased pursuant to this Section 3.07 shall receive the same percentage of cash or shares of Common Stock in payment of the Purchase Price for such Debentures, except (i) as provided in Section 3.07(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Debentures of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Debentures of such Holder or Holders for cash.  The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to Section 3.07(d) in the event of a failure to satisfy, prior to the close of business on the last Business Day prior to the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in shares of Common Stock.

At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

(i)    the manner of payment selected by the Company,

(ii)    the information required by Section 3.07(e) in the Company Notice,

(iii)    if the Company elects to pay the Purchase Price, or a specified percentage thereof, in shares of Common Stock for purchases on or after August 1, 2010, that the conditions to such manner of payment set forth in Section 3.07(d) have been or will be complied with,

(iv)    whether the Company desires the Trustee to give the Company Notice required by Section 3.07(e) on its behalf, and

(v)    the principal amount of the Debentures plus accrued and unpaid interest.

(c)       Purchase with Cash.  At the option of the Company, the Purchase Price of Debentures in respect of which a Purchase Notice pursuant to Section 3.07(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Debentures.  Notwithstanding the foregoing sentence, the Purchase Price of Debentures in respect of which a Purchase Notice pursuant to Section 3.07(a) has been given with respect to August 1, 2006 must be paid by the Company with cash equal to the aggregate Purchase Price of the Debentures, plus accrued and unpaid interest.

(d)       Payment by Issuance of Shares of Common Stock.  At the option of the Company, the Purchase Price of Debentures in respect of which a Purchase Notice pursuant to Section 3.07(a) has been given with respect to a Purchase Date occurring on August 1, 2010 or August 1, 2017, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Purchase Price to be paid in shares of Common Stock by (ii) the Market Price of one share of Common Stock as determined by the Company in the Company Notice, subject to the next succeeding paragraph.

The Company will not issue fractional shares of Common Stock in payment of the Purchase Price.  Instead, the Company will pay cash based on the current Market Price for all fractional shares.  It is understood that if a Holder elects to have more than one Debenture purchased, the number of shares of Common Stock shall be based on the aggregate amount of Debentures to be purchased.

The Company's right to exercise its election, as of August 1, 2010 or August 1, 2017, to purchase Debentures through the issuance of shares of Common Stock shall be conditioned upon:

(i)    the Company not having elected in its Company Notice to pay entirely in cash and its election in a timely Company Notice to purchase all or a specified percentage of the Debentures with shares of Common Stock as provided herein;

(ii)    the registration of such shares of Common Stock under the Securities Act, or the Exchange Act, in each case, if required;

(iii)    the listing of such shares of Common Stock on the principal national securities exchange (currently the NYSE) or other principal exchange or market on which the shares of Common Stock are listed or traded;

(iv)    any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

(v)    the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price (or any portion thereof) in respect of the Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price (or any portion thereof) in respect of the Debentures, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (i) through (iv) above have been satisfied.

Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Debentures and the Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated.  The Company may pay the Purchase Price (or any portion thereof) in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or is otherwise readily available.  If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the last Business Day prior to the Purchase Date, and the Company has elected to purchase the Debentures pursuant to this Section 3.07(d) through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Debentures of such Holder or Holders in cash.

The "Market Price" means the average of the Sale Prices of the Common Stock for the five trading day period ending on the third Business Day prior to the applicable Purchase Date (if the third Business Day prior to the applicable Purchase Date is a trading day, or if not, then on the last trading day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the five trading day period and ending on the Purchase Date, of any event described in Sections 2.06, 2.07, 2.08, 2.09 or 2.10; subject, however, to the conditions set forth in Article 2.

Upon determination of the actual number of shares of Common Stock to be issued upon repurchase of Debentures, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's website or through such other public medium as the Company may use at that time.

(e)       Company Notice.  In connection with any purchase of Debentures pursuant to the provisions set forth in this Section 3.07 and the Debentures, the Company shall give notice to Holders setting forth information specified in this Section 3.07(e) (the "Company Notice").  The Company Notice shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to each Purchase Date (the "Company Notice Date").

In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with shares of Common Stock or any combination of cash or shares of Common Stock pursuant to Section 3.07(d) for purchases on or after August 1, 2010, the Company Notice shall:

(1)        state that each Holder will receive shares of Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Debentures held by such Holder (except any cash amount to be paid in lieu of fractional shares and in respect of accrued and unpaid interest, if any);

(2)        set forth the method of calculating the Market Price of the shares of Common Stock; and

(3)        state that because the Market Price of shares of Common Stock will be determined prior to the Purchase Date, Holders of the Debentures will bear the market risk with respect to the value of the shares of Common Stock to be received from and after the date such Market Price is determined to the Purchase Date.

In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

(ii)    the Purchase Price and the Conversion Rate;

(iii)    the name and address of the Paying Agent and the Conversion Agent;

(iv)    that Debentures as to which a Purchase Notice has been given may be converted if they are otherwise convertible in accordance with Article 2 and the provisions of the Debentures only if the applicable Purchase Notice has been validly withdrawn in accordance with the terms of this Supplemental Indenture;

(v)    that Debentures must be surrendered to the Paying Agent to collect payment;

(vi)    that the Purchase Price for any Debenture as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Debenture;

(vii)    the procedures the Holder must follow to exercise its put rights under this Section 3.07 and a brief description of those rights;

(viii)    briefly, the conversion rights of the Debentures;

(ix)    the procedures for withdrawing a Purchase Notice including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.07(a)(1)(D) or Section 3.09;

(x)    that, unless the Company defaults in making payment on Debentures for which a Purchase Notice has been submitted, interest, if any, on such Debentures will cease to accrue on and after the Purchase Date; and

(xi)    the CUSIP number of the Debentures.

At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

(f)         Covenants of the Company.  All shares of Common Stock delivered upon purchase of the Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

(g)       Procedure upon Purchase.  The Company shall deposit cash (in respect of cash purchases under this Section 3.07 or payments for fractional interests or accrued and unpaid interest, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Purchase Price of all Debentures to be purchased pursuant to this Section 3.07. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price.  The person in whose name the certificate for the shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the applicable Purchase Date.  No payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Purchase Date.

(h)       Taxes.  If a Holder of a purchased Debenture is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock.  However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name.  The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

Section 3.08     Purchase of Debentures by the Company at Option of the Holder upon a Change in Control.

(a)       If a Change in Control occurs, the Debentures not previously purchased or redeemed by the Company shall be purchased by the Company, at the option of the Holder thereof, at a purchase price in cash equal to the principal amount of such Debentures plus any accrued and unpaid interest to the Change in Control Purchase Date (the "Change in Control Purchase Price"), as of the date that is 45 days after the date of the Change in Control Notice delivered by the Company (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.08(c).

A "Change in Control" shall be deemed to have occurred at such time after the Debentures are originally issued as either of the following events shall occur:

(i)        any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires  beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of the Company's Subsidiaries or any of the Company's employee benefit plans; or

(ii)        the Company merges or consolidates with or into any other person, another person merges into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another person, other than any transaction: (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock, (B) pursuant to which the holders of the Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or (C) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity.

Notwithstanding the foregoing provisions of this Section 3.08, a Change in Control shall not be deemed to have occurred if (A) the Sale Price for any five trading days within the period of 10 consecutive trading days ending immediately after the later of a Change in Control or the public announcement of a Change in Control, in the case of a Change in Control relating to an acquisition of Capital Stock, or the period of 10 consecutive trading days ending immediately before a Change in Control, in the case of a Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Applicable Conversion Price of the Debentures in effect on each of those trading days or (B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change in Control under clause (i) or clause (ii) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Debentures become convertible into such common stock.  For purposes of this Section 3.08, (x) whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and (y) "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

(b)       No later than 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control (the "Change in Control Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law).  The notice shall include a form of Change in Control Purchase Notice to be completed by a Holder and shall state:

(1)        briefly, the events causing a Change in Control and the date of such Change in Control;

(2)        the date by which the Change in Control Purchase Notice pursuant to this Section 3.08 must be given;

(3)        the Change in Control Purchase Date;

(4)        the Change in Control Purchase Price;

(5)        the name and address of the Paying Agent and the Conversion Agent;

(6)        the Conversion Rate and any adjustments thereto;

(7)        that the Debentures as to which a Change in Control Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 2 and the provisions of the Debentures only if the Change in Control Purchase Notice has been validly withdrawn in accordance with the terms of this Supplemental Indenture;

(8)        that the Debentures must be surrendered to the Paying Agent to collect payment;

(9)        that the Change in Control Purchase Price for any Debenture as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Debenture;

(10)      briefly, the procedures the Holder must follow to exercise rights under this Section 3.08;

(11)      briefly, the conversion rights of the Debentures;

(12)      the procedures for withdrawing a Change in Control Purchase Notice;

(13)      that, unless the Company defaults in making payment of such Change in Control Purchase Price on Debentures surrendered for purchase, such Debentures will cease to accrue interest on and after the Change in Control Purchase Date; and

(14)      the CUSIP number of the Debentures.

(c)       A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time on or prior to the 30th day after the date the Company delivers its Change in Control Notice, stating:

(1)        the certificate number of the Debenture which the Holder will deliver to be purchased;

(2)        the portion of the principal amount of the Debenture which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(3)        that such Debenture shall be purchased pursuant to the terms and conditions specified in the Debentures.

The delivery of such Debenture to the Paying Agent with the Change in Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.08 only if the Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice, as reasonably determined by the Company.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Debenture only if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated, upon satisfaction of all conditions hereunder, in the manner specified in Sections 3.09 and 3.10.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent a Change in Control Purchase Notice contemplated by this Section 3.08 shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the last Business Day prior to the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written notice of withdrawal thereof.

Section 3.09     Effect of Purchase Notice or Change in Control Purchase Notice.  Upon receipt by the Paying Agent of the Purchase Notice or the Change in Control Purchase Notice specified in Section 3.07(a) or Section 3.08(c), as applicable, the Holder of the Debenture in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or the Change in Control Purchase Price, as the case may be, with respect to such Debenture.  Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the applicable Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Debenture (provided the conditions in Section 3.07(a) or Section 3.08(c), as applicable, have been satisfied) and (y) the time of delivery of such Debenture to the Paying Agent by the Holder thereof in the manner required by Section 3.07(a) or Section 3.08(c), as applicable.  Debentures in respect of which a Purchase Notice or Change in Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 2 on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice unless such Purchase Notice or Change in Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice or Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the last Business Day prior to the Purchase Date or Change in Control Purchase Date specifying:

(1)        the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted or the appropriate Clearing Agency procedures to be complied with if Global Debentures are still outstanding,

(2)        the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

(3)        the principal amount, if any, of such Debenture which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.07(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.07(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

There shall be no purchase of any Debentures pursuant to Section 3.07 or 3.08 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Debentures).  The Paying Agent will promptly return to the respective Holders thereof any Debentures (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Debentures) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.10     Deposit of Purchase Price or Change in Control Purchase Price.  Prior to 10:00 a.m. (local time in the City of New York) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust) an amount of cash (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Debentures or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

Section 3.11     Debentures Purchased in Part.  Subject to Section 1.05, any Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered which is not purchased.

Section 3.12     Covenant to Comply With Securities Laws Upon Purchase of Debentures.  When complying with the provisions of Section 3.07 or 3.08 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e- 4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 3.07 and 3.08 to be exercised in the time and in the manner specified in Sections 3.07 and 3.08.

Section 3.13     Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.05 of the Original Indenture), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.10 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Debentures or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.05 of the Original Indenture).

ARTICLE 4

ADDITIONAL EVENTS OF DEFAULT

Section 4.01     Additional Events of Default.  Any Event of Default set forth in Article 6 of the Original Indenture and any one of the following events shall constitute an "Event of Default" hereunder and thereunder whenever used with respect to the Debentures in this Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)        a default by the Company in the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price due with respect to any Debentures when such amount becomes due and payable; provided, however, that notwithstanding the foregoing, the Company's failure to pay such amounts, if caused solely by a wire transfer malfunction or similar problem outside of the Company's control, shall not be deemed an Event of Default; or

(2)        failure by the Company to pay Registration Default Damages or a default by the Company in the payment of any contingent interest, which failure or default, in either case, continues for 30 Business Days.

ARTICLE 5

MISCELLANEOUS PROVISIONS

Section 5.01     Recitals by Company.  The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Debentures and this Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 5.02     Ratification and Confirmation of Original Indenture.  As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.  Unless otherwise indicated, Section and Article references contained herein are references to this Supplemental Indenture.

Section 5.03     Executed in Counterparts.  This Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

ARTICLE 6

TAX TREATMENT

Section 6.01     Agreements.  The Company and the Trustee on behalf of the Holders agree (i) that for United States federal income tax purposes the Debentures will be treated as indebtedness subject to the Treasury regulations governing contingent payment debt instruments, (ii) that the Holders will report original issue discount and interest on the Debentures in accordance with the Company's determination of both the "comparable yield" and the "projected payment schedule" and (iii) to be bound by the Company's application of the Treasury regulations that govern contingent payment debt instruments.  For this purpose, the "comparable yield" for the Debentures is 8.97% compounded semi-annually.  Holders may obtain the projected payment schedule by submitting a written request for such schedule to the Company.  The Company shall file with the Trustee no later than the end of each calendar year or at any other time as the Trustee may request (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Debentures as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

CENTURYTEL, INC.

By:	/s/ R. Stewart Ewing, Jr.
R. Stewart Ewing, Jr.
Chief Financial Officer

By:	/s/ Stacey Goff
Stacey Goff
Assistant Secretary

Attest:

/s/ Stacey Goff

Stacey Goff
Assistant Secretary

REGIONS BANK,
as Trustee

	By:	/s/ Jo Ann Mayfield
Jo Ann Mayfield
Vice President / Corporate Trust Officer

EXHIBIT A

(Form of Face of Debenture)

THIS SECURITY WILL BE SUBJECT TO THE REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.  AS REQUIRED UNDER APPLICABLE TREASURY REGULATIONS, THE COMPANY HAS SET FORTH THE "COMPARABLE YIELD" IN SECTION 6.01 OF THE SECOND SUPPLEMENTAL INDENTURE PURSUANT TO WHICH THIS SECURITY IS BEING ISSUED.  THE HOLDER OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO CENTURYTEL, INC., 100 CENTURYTEL DRIVE, MONROE, LOUISIANA 71203, ATTENTION:  INVESTOR RELATIONS.

[If the Debenture is to be a Global Debenture, insert:  THIS SECURITY IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY OR TO A SUCCESSOR CLEARING AGENCY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF CENTURYTEL, INC. THAT, UNTIL THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY SET FORTH IN RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR RULE), (A) THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.  CENTURYTEL, INC., AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE , PRIOR TO ANY OFFER, TRANSFER OR SALE PURSUANT TO CLAUSE (II), THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION SATISFACTORY TO CENTURYTEL, INC. AND THE TRUSTEE, AS THE CASE MAY BE.

THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES OF COMMON STOCK SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES OF COMMON STOCK TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

BY ITS ACCEPTANCE OF THE SECURITIES EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH SECURITIES, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST, IN SUCH SECURITIES AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DATED AS OF AUGUST 26, 2002 (THE "REGISTRATION RIGHTS AGREEMENT") AND RELATING TO THE REGISTRATION UNDER THE SECURITIES ACT OF THE SECURITIES EVIDENCED HEREBY.]

The foregoing legends may be removed from this Debenture on satisfaction of the conditions specified in the Indenture.

CUSIP No. 156700AE6

$

No.

CENTURYTEL, INC.
4.75% CONVERTIBLE SENIOR DEBENTURES, SERIES K, DUE 2032

CenturyTel, Inc., a Louisiana corporation (the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to___________________, or registered assigns, the principal sum of ______________ DOLLARS ($____________), on August 1, 2032 (such date is hereinafter referred to as the "Stated Maturity Date"), and to pay interest on said principal sum from August 26, 2002 or from the next most recent date to which interest has been paid or duly provided for, semi-annually in arrears, on February 1 and August 1 of each year (each such date, an "Interest Payment Date"), commencing on February 1, 2003, at the rate of 4.75% per annum until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded semiannually, on any overdue principal and premium, if any, and on any overdue installment of interest at the same rate per annum; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, Registration Default Damages (as defined in the Registration Rights Agreement) will accrue on this Security in accordance with Section 2(c) of the Registration Rights Agreement.

Subject to the accrual and record date provisions specified in the Indenture, the Company shall pay contingent interest in cash to the Holders during any six-month period (a "Contingent Interest Period") from August 1 to January 31 and from February 1 to July 31, commencing with the six-month period beginning August 1, 2006, if the average Debenture Price for the Applicable Five Trading Day Period with respect to such Contingent Interest Period equals 120% or more of $1,000 principal amount of Debentures.  The amount of contingent interest payable per $1,000 principal amount of Debentures in respect of any Contingent Interest Period shall equal the greater of (x) Cash Dividends paid by the Company per share of Common Stock during that Contingent Interest Period multiplied by the number of shares of Common Stock into which $1,000 principal amount of Debentures is convertible pursuant to the Indenture at the then applicable Conversion Rate as of the record date for such contingent interest and (y) .125% of the average Debenture Price for the Applicable Five Day Trading Period with respect to such Contingent Interest Period payable in the manner and on the dates set forth in the Indenture (as defined below).

The amount of interest payable for any period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, except as provided in the Indenture (as defined below), the amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 180-day period.  [In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date.]

The interest installment or contingent interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest installment or contingent interest, which shall be the close of business on the fifteenth day of the month immediately preceding the month in which such Interest Payment Date falls, or the Contingent Interest Record Date for such contingent interest payment, which shall be the record date for the related Cash Dividend or, if no Cash Dividend is paid by the Company during any quarter within a Contingent Interest Period, to Holders as of the 15th day preceding the last day of the relevant Contingent Interest Period.  Any such interest installment or contingent interest not punctually paid or duly provided for, on any Interest Payment Date, shall forthwith cease to be payable to the Holders at the close of business on such Regular Record Date or Contingent Interest Record Date, as the case may be, and may be paid by the Company to the Person in whose name this Debenture is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such Defaulted Interest, which shall not be more than 15 or less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of such proposed payment, and notice of which shall be given to the Holders of the Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Debentures shall be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The principal of (and premium, if any) and the interest or contingent interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the City of Monroe, State of Louisiana, or the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest or contingent interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the security register.  [Principal, premium, if any, and interest or contingent interest payable on any payment date will be paid to DTC with respect to this Debenture held for its account by Cede & Co. or a successor depositary, as the case may be, for the purpose of permitting such party to credit the payment received by it in respect of this Debenture to the accounts of the beneficial owners hereof.]1

This Debenture is convertible as specified on the following pages of this Debenture.  The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Company.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS DEBENTURE SET FORTH ON THE FOLLOWING PAGES HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

1 Include this bracketed language if this is a Global Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

CENTURYTEL, INC.

By:
Name:
Title:

By:
Name:
Title:

Attest:

Name:
Title:

This Debenture is one of a duly authorized issue of unsecured securities, debentures, notes or other evidences of indebtedness of the Company issued and issuable in one or more series under an Indenture, dated as of March 31, 1994, as supplemented by the Second Supplemental Indenture dated as of August 20, 2002 (collectively, the "Indenture"), between the Company and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the debt securities issued thereunder and of the terms upon which said debt securities are, and are to be, authenticated and delivered.  This Debenture is one of the series designated on the face hereof as 4.75% Convertible Senior Debentures, Series K, due 2032 (the "Debentures").  Such series is limited in aggregate principal amount to $150,000,000 (or $165,000,000 if the over-allotment option referred to in the Purchase Agreement is exercised in full).  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

1.         Redemption of Debentures at the Option of the Company.

The Debentures are not entitled to the benefit of any sinking fund.  Prior to August 5, 2006, the Debentures are not redeemable.  The Debentures are redeemable at the option of the Company, in whole or in part, at any time or from time to time, on or after August 5, 2006 upon not less than 30 nor more than 60 days' notice of redemption by mail as set forth in the Indenture at the following redemption prices (expressed as percentages of principal amount thereof), if redeemed during the twelve-month period beginning on August 5 of each year indicated (August 5, 2006, in the case of the first such year) plus accrued and unpaid interest to, but excluding, the date fixed for redemption:

Year	Redemption Price
2006	102.85%
2007	102.38%
2008	101.90%
2009	101.43%
2010	100.95%
2011	100.48%
2012 and thereafter	100.00%

 2.         Notice of Redemption.

Notice of redemption pursuant to Paragraph 1 of this Debenture will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at the Holder's registered address and to beneficial holders as required by applicable law.  If money sufficient to pay the Redemption Price of all Debentures or portions thereof to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, interest will cease to accrue on such Debentures or portions thereof immediately after such Redemption Date.  Debentures in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

3.         Purchase of Debentures By the Company at the Option of the Holder.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Debentures held by such Holder on August 1, 2006, August 1, 2010 and August 1, 2017 (each, a "Purchase Date") in integral multiples of $1,000 at a Purchase Price equal to 100% of the principal amount of the Debentures to be purchased plus accrued and unpaid interest, if any, to such Purchase Date.  To exercise such right, a Holder shall deliver to the Trustee a written Purchase Notice containing the information set forth in the Indenture at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the last day prior to such Purchase Date, and shall deliver the Debentures to the Paying Agent as set forth in the Indenture.  If the Purchase Notice is given and withdrawn during such period, as set forth in the Indenture, the Company will not be obligated to purchase the related Debentures.

If the Purchase Date is August 1, 2006, the Purchase Price must be paid in cash.  If the Purchase Date is August 1, 2010 or August 1, 2017, the Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock, or in any combination thereof, provided that accrued interest shall be paid in cash, as set forth in the Indenture.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Debentures held by such Holder within 30 days (which purchase shall occur 45 days after the date of such offer) after the occurrence of a Change in Control for a Change in Control Purchase Price equal to 100% of the principal amount of the Debentures to be purchased plus accrued and unpaid interest, if any, to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash (and/or shares of Common Stock if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Debentures or portions thereof to be purchased on the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, interest ceases to accrue on such Debentures or portions thereof immediately after such Purchase Date or Change in Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change in Control Purchase Price upon surrender of such Debenture.

4.         Conversion.

Subject to the procedures set forth in the Indenture, a Holder of Debentures may convert Debentures for Common Stock of the Company at any time on or before noon, New York time, on the Business Day immediately preceding August 1, 2032 if at least one of the conditions as specified in the Indenture is satisfied on the Conversion Date.

Debentures in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Debentures or to purchase such Debentures in the event of a Change in Control may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 24.7188 shares of Common Stock per $1,000 aggregate principal amount of Debentures, subject to adjustment in certain events described in the Indenture.  The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

To surrender a Debenture for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Debenture to the Conversion Agent if the Debenture is in certificated form, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

A Holder may convert a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  No payment or adjustment will be made for dividends on the shares of Common Stock except as provided in the Indenture.  Except as otherwise provided in the Indenture, upon conversion of a Debenture, the Holder will not receive any cash payment representing accrued and unpaid interest with respect to the converted Debenture.  Instead, upon conversion, the Company will deliver to the Holder a fixed number of shares of Common Stock and any cash payment to account for fractional shares.  Accrued interest will be deemed paid in full rather than canceled, extinguished or forfeited.  The Company will not adjust the Conversion Rate to account for accrued interest.

The Conversion Rate will be adjusted as provided in Article 2 of the Second Supplemental Indenture.  The Company may increase the Conversion Rate for at least 20 days, so long as the increase is irrevocable during such period.

If the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a Debenture into shares of Common Stock will be changed into a right to convert it into the kind and amount of securities, cash or other property which the Holder would have received if the Holder had converted its Debentures immediately prior to such transaction in accordance with the terms of the Indenture.

5.         Paying Agent, Conversion Agent and Bid Agent.

Initially, Regions Bank, an Alabama state banking corporation, shall act as Paying Agent, Conversion Agent and Bid Agent.  The Company may appoint and change any Paying Agent, Conversion Agent or Bid Agent without notice, other than notice to the Trustee except that the Company will at all times maintain at least one Paying Agent and an office or agency where each Debenture may be surrendered for registration of transfer or exchange, in each case in the Borough of Manhattan, The City of New York.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, or Conversion Agent, but not as Bid Agent.

6.         Events of Default.

In case an Event of Default, as defined in the Indenture, with respect to the Debentures shall have occurred and be continuing, the principal of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

7.         Amendment; Waiver.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures, provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures or any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then Outstanding and affected thereby.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time Outstanding, on behalf of the Holders of Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Debentures of such series.  Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times and place and at the rate and in the currency herein prescribed.

8.         Transfers.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the security register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the security registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

9.         Institution of Proceedings.

As provided in and subject to the provisions of the Indenture, the Holder of this Debenture shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debentures, the Holders of not less than 25% in aggregate principal amount of the Debentures at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Debentures at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Debenture for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

10.       Registered Owner.

Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee, any Paying Agent and any security registrar may deem and treat the Person in whose name this Debenture is registered as the absolute owner hereof for all purposes, whether or not this Debenture be overdue and notwithstanding the notice of ownership or writing hereon made by anyone other than the security registrar, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

11.       No Recourse Against Others.

No recourse shall be had for the payment of the principal of or any premium or the interest or contingent interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, affiliate, officer or director, as such, past, present or future, of the Company or of any predecessor or successor Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

12.       Form; Denomination.

The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to the limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Debenture or Debentures to be exchanged at the office or agency of the Company.

13.       Tax Treatment.

The Company and the Trustee on behalf of the Holders agree (i) that for United States federal income tax purposes the Debentures will be treated as indebtedness subject to the Treasury regulations governing contingent payment debt instruments, (ii) that the Holders will report original issue discount and interest on the Debentures in accordance with the Company's determination of both the "comparable yield" and the "projected payment schedule" and (iii) to be bound by the Company's application of the Treasury regulations that govern contingent payment debt instruments.  For this purpose, the "comparable yield" for the Debentures is 8.97% compounded semi-annually.  The Company shall file with the Trustee no later than the end of each calendar year or at any other time as the Trustee may request (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Debentures as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

14.       Registration Rights

The Holders of the Debentures are entitled to the benefits of a Registration Rights Agreement, dated as of August 26, 2002, including the receipt of liquidated damages upon a Registration Default (as defined in such agreement).

15.       Governing Law.

This Debenture shall be governed by, and construed in accordance with, the internal laws of the State of Louisiana.

FORM OF CONVERSION NOTICE

To:       CenturyTel, Inc.

The undersigned registered holder of this Debenture hereby exercises the option to convert this Debenture, or portion hereof (which is $1,000 principal amount of a Debenture or an integral multiple thereof) designated below, for shares of Common Stock of CenturyTel, Inc. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  If shares or any portion of this Debenture not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

This notice shall be deemed to be an irrevocable exercise of the option to convert this Debenture.

Dated:	Signature(s)

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Debentures to be delivered, other than to or in the name of the registered holder.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Debentures if to be issued other than to and in the name of registered holder:
(Name)	Principal Amount at Stated Maturity Date to be purchased (if less than all):
(Street Address)	$__,000
(City, state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common                  UNIF GIFT MIN ACT -- __________ Custodian __________

                                                                                                                          (Cust)                            (Minor)

TEN ENT--as tenants by the entireties            Under Uniform Gifts to Minors Act _____________

                                                                                                                                             (State)

JT TEN--as joint tenants with rights of

    survivorship and not as tenants
    in common

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
                                                             (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing

Agent to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL DEBENTURES]

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Global Debenture have been made:

Date	Amount of decrease in principal amount of Debenture evidenced by the Global Debenture	Amount of increase in principal amount of Debenture evidenced by the Global Debenture	Principal amount of Debenture evidenced by the Global Debenture following such decrease or increase	Signature of authorized officer of Trustee

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Debentures of the series designated therein referred to in the within-mentioned Indenture.

REGIONS BANK, as Trustee

By:
Authorized Officer

Dated: